LIBERATOR MEDICAL HOLDINGS, INC.

Dividend Policy

We commenced paying a dividend to our shareholders by resolution of our Board of Directors in April 2013.

The Company’s policy as established by our Board is to pay a sustainable quarterly dividend to our shareholders.

The declaration, amount, and payment of dividends are subject to the determination of our Board of Directors, and will depend upon our operating results, financial condition, capital requirements and general business conditions. The amount and timing of any future dividend may vary, and the payment of any dividend does not assure that we may be able to pay dividends in the future.